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                                                               EXHIBIT 99.(a)(4)

                           Certificate of Termination

                                MERCURY HW FUNDS
                      (formerly "Hotchkis and Wiley Funds")

          The undersigned, Turner Swan, DOES HEREBY CERTIFY:

          (1) He is the duly elected and acting Secretary of Mercury HW Funds, a trust with transferable shares under Massachusetts law (the "Trust"), established and existing under that certain Amended and Restated Declaration of Trust filed with the Secretary of The Commonwealth of Massachusetts on October 29, 1996, as amended to date (the "Declaration").

          (2) At the date hereof, the Funds listed below, in which the beneficial interest is represented by the respective Series of shares ("Shares") listed opposite their names below, have no outstanding Shares:

Fund                                         Series
----                                         ------
     Mercury HW Balanced Fund                Mercury HW Balanced Series
     Mercury HW Global Value Fund            Mercury HW Global Value Series

          (3) The Trustees of the Trust, pursuant to Article FOURTH, paragraph 2, of the Declaration, and by the affirmative vote of a majority of the Trustees, duly adopted at a meeting duly called and held on January 30, 2001, at which a quorum was present and acting, have determined to terminate each such Series, and the Fund to which it pertains.

          (4) On the basis of and subject to the foregoing, the Mercury HW Balanced Series and the Mercury HW Global Value Series, as provided for by the Amended and Restated Certificate of Designation dated December 1, 2000 and filed with the Secretary of The Commonwealth of Massachusetts on December 8, 2000, and the Funds to which they respectively pertain, are hereby TERMINATED.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of April, 2001.


                                        /s/ TURNER SWAN
                                        ------------------------------
                                        Turner Swan, Secretary


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                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA  )
                     ) ss                                         April 30, 2001
COUNTY OF LOS ANGELES)

     Then personally appeared before me the above named Turner Swan, Secretary, and acknowledged the foregoing instrument to be his free act and deed.


                                            /s/ KATIE LIM
                                           --------------------------------
                                           Notary Public
                                           My Commission Expires March 31, 2004

[NOTARIAL SEAL]

           KATIE LIM
         Comm. #1257860
   NOTARY PUBLIC - CALIFORNIA
       Los Angeles County
My Comm. Expires March 31, 2004


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